Exhibit 10.3

AMENDMENT NO. 1

TO THE

VIZIO, INC.

2007 INCENTIVE AWARD PLAN

This Amendment No. 1 (“Amendment”) to the VIZIO, Inc. 2007 Incentive Award Plan (the “Plan”), is adopted by VIZIO, Inc., a California corporation (the “Company”), effective as of June 21, 2010, subject to approval by the shareholders of the Company within twelve (12) months of such adoption by the Board of Directors of the Company (the “Board”). Capitalized terms used in this Amendment and not otherwise defined shall have the same meanings assigned to them in the Plan.

RECITALS

A. Section 2.1(a) of the Plan provides that the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Awards under the Plan shall be 116,210 shares of Common Stock.

B. Section 12.1 of the Plan provides that the Board may amend or modify the Plan at any time, provided, however, that to the extent necessary to comply with any applicable law, the Company must obtain shareholder approval of any Plan amendment as required.

C. The Board believes it to be in the best interests of the Company and its shareholders to amend the Plan to increase the maximum aggregate number of shares of Common Stock which may be issued or transferred pursuant to Awards under the Plan pursuant to Section 2.1(a) of the Plan, subject to approval by the shareholders of the Company within twelve (12) months of such adoption by the Board.

AMENDMENT

1.	Subject to approval by the shareholders of the Company, Section 2.1(a) of the Plan is hereby amended by striking “116,210” and replacing it with “136,210”.

2.	No awards shall be granted pursuant to the increase in shares of Common Stock under this Amendment unless and until the Company’s shareholders approve this Amendment.

3.	Except as otherwise expressly set forth in this Amendment, the Plan and each award agreement to be entered into pursuant thereto, shall remain in full force and effect in accordance with its terms.

4.	This Amendment shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws relating to conflicts or choice of laws,

of the State of California applicable to agreements made and to be performed wholly within the State of California.

5.	In the event the shareholders of the Company fail to approve this Amendment within twelve (12) months of the adoption of the Amendment by the Board, this Amendment shall be null and void and of no further force or effect.

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I hereby certify that this Amendment was duly adopted by the Board of Directors of VIZIO, Inc. on June 21, 2010.

I hereby certify that this Amendment was duly adopted by the shareholders of VIZIO, Inc. by written consent on June 22, 2010.

Executed this 22nd day of June, 2010.

VIZIO, INC.
a California Corporation

By:	/s/ William Wang
William Wang
Chairman & Chief Executive Officer

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